Exhibit 21.1

Subsidiaries of Sky Harbour Group Corporation

Subsidiary	Parent Entity
Sky Harbour LLC	Sky Harbour Group Corporation
Sky Harbour Services, LLC	Sky Harbour LLC
Sky Harbour Holdings LLC	Sky Harbour LLC
BDL Hangars LLC	Sky Harbour Holdings LLC
CMA CloudNine Holdings LLC	Sky Harbour Holdings LLC
CloudNine at Camarillo LP	CMA CloudNine Holdings LLC
CMA Sky 805 Holdings LLC	Sky Harbour Holdings LLC
Sky 805 LLC	CMA Sky 805 Holdings LLC
IAD Hangars LLC	Sky Harbour Holdings LLC
POU Development LLC	Sky Harbour Holdings LLC
PWK Hangars LLC	Sky Harbour Holdings LLC
SHOLA, LLC	Sky Harbour Holdings LLC
SHSLA, LLC	Sky Harbour Holdings LLC
SJC Hangars LLC	Sky Harbour Holdings LLC
Sky Harbour Capital LLC	Sky Harbour Holdings LLC
Addison Hangars LLC	Sky Harbour Capital LLC
APA Hangers LLC	Sky Harbour Capital LLC
DVT Hangars LLC	Sky Harbour Capital LLC
Nashville Hangars LLC	Sky Harbour Capital LLC
OPF Hangars Landlord LLC	Sky Harbour Capital LLC
Sky Harbour Opa Locka Airport, LLC	Sky Harbour Capital LLC
Sky Harbour Sugar Land Airport, LLC	Sky Harbour Capital LLC
Sky Harbour Florida Holdings, LLC	Sky Harbour Holdings LLC
Sky Harbour National Holdings, LLC	Sky Harbour Holdings LLC
SLC Development LLC	Sky Harbour Holdings LLC
SWF Development LLC	Sky Harbour Holdings LLC
TTN Development LLC	Sky Harbour Holdings LLC
Weatherford Steel Buildings GP LLC	Sky Harbour Holdings LLC
Weatherford Steel Buildings Holdings LLC	Sky Harbour Holdings LLC
Overflow Ltd	Weatherford Steel Buildings Holdings LLC
Rapidbuilt Inc.	Overflow Ltd